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                                                                 EXHIBIT 10.29


                                  ATG INC.
                     1998 STOCK OWNERSHIP INCENTIVE PLAN



ARTICLE 1.  PURPOSE

         The purpose of this 1998 Stock Ownership Incentive Plan ("Plan") is to advance the interests of ATG Inc., a California corporation ("Company"), and its subsidiaries by encouraging employees who will largely be responsible for the long-term success and development of the Company to acquire and retain an ownership interest in the Company. The Plan is also intended to provide flexibility to the Company in attracting and retaining such employees and stimulating their efforts on behalf of the Company.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use or otherwise herein shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

                  2.1.1 "Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock or Performance Units.

                  2.1.2 "Board" shall mean the Board of Directors of the Company.

                  2.1.3 "Cause" shall mean, unless otherwise defined in an agreement evidencing an Award, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, or the Participant's gross insubordination or willful neglect of duty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

                  2.1.4 A "Change in Control" shall mean any of the following events:
                          (a) An acquisition (other than directly from the
Company) of any voting securities of the Company ("Voting Securities") by any Person immediately after which such Person has Beneficial Ownership (within the meaning of

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Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined).

                          (b) The individuals who, as of the Effective Date
(as hereinafter defined), are members of tho Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any such election contest or Proxy Contest; or

                           (c)  Approval by shareholders of the Company of:

                                (i)  A merger, consolidation or reorganization
involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

                                     (A) the shareholders of the Company
immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization ("Surviving Corporation") in substantially the same respective proportions as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

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                                      (B) the individuals who were members of
the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                                      (C) no Person (other than the Company,
any Subsidiary of the Company, any employee benefit plan (or a trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary of the Company, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                                (ii) A complete liquidation or dissolution of
the Company; or

                                (iii) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur.

                  2.1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  2.1.6 "Disability" shall mean the total disability as determined by the Board in accordance with standards and procedures similar to those under the Company's long-term disability plan, or, if none, a physical or mental infirmity which the Board determines impairs the Participant's ability to perform substantially his or her duties for the Company and its Subsidiaries for a period of 180 consecutive days.

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                  2.1.7 "Employee" shall mean an individual who is a full-time or part-time employee of the Company or a Subsidiary of the Company.

                  2.1.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  2.1.9 "Fair Market Value" of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the NASDAQ National Market or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares are not included in the NASDAQ National Market or listed on a national or regional stock exchange, the Fair Market Value of the Shares as of a particular date shall be determined by such method as shall be determined by the Board.

                  2.1.10 "ISOs" shall have the meaning given such term in
Section 6.1.

                  2.1.11 "NQSOs" shall have the meaning given such term in
Section 6.1.

                  2.1.12 "Option" shall mean an option to purchase Shares granted pursuant to Article 6.

                  2.1.13 "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

                  2.1.14 "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

                  2.1.15 "Participant" shall mean any Employee selected by the Board to receive an Award under the Plan.

                  2.1.16 "Performance Goals" shall have the meaning given such term in Section 8.4.

                  2.1.17 "Performance Period" shall have the meaning given such term in Section 8.3.

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                  2.1.18 "Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

                  2.1.19 "Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit grant, as described in Section 8.2.

                  2.1.20 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                  2.1.21 "Plan" shall mean this ATG Inc. 1998 Stock Ownership Incentive Plan, as the same may be amended from time to time.

                  2.1.22 "Restriction Period" shall mean the period determined by the Board during which transfer of Shares is limited in some way or Shares are otherwise restricted or subject to forfeiture as provided in Article 7.

                  2.1.23 "Restricted Stock" shall mean Shares granted pursuant to Article 7 as to which the restrictions have not expired.

                  2.1.24 "Restricted Stock Agreement" shall mean an agreement evidencing a Restricted Stock grant, as described in Section 7.2.

                  2.1.25 "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans or policies.

                  2.1.26 "Shares" shall mean the shares of the Company's common stock, no par value per share.

                  2.1.27 "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

                  2.1.28 "Taxable Event" shall mean any event upon which the Company has a withholding obligation and which involves the issuance of Shares to a Participant.

                  2.1.29 "Ten Percent Shareholder" shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

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         2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.   ADMINISTRATION

         3.1 The Board. The Plan shall be administered by the Board. The Board in administering the Plan shall meet at such times and places as it determines and may meet through telephone conference call.

         3.2 Authority of the Board. Subject to the provisions of the Plan, the Board shall have full authority to:

                  3.2.1 select Participants to whom Awards are granted;

                  3.2.2 determine the size, types and frequency of Awards granted under the Plan;

                  3.2.3 determine the terms and condition of Awards, including any restrictions on or conditions to the Award, which need not be identical;

                  3.2.4 cancel or modify, with the consent of the Participant, outstanding Awards and to grant new Awards in substitution therefor;

                  3.2.5 accelerate the exercisability of any Award, for any reason;

                  3.2.6 construe and interpret the Plan and any agreement or instrument entered into under the Plan;

                  3.2.7 establish, amend and rescind rules and regulations for the Plan's administration; and

                  3.2.8 amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Board as provided in the Plan.

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The Board shall make all determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Board may delegate its authority hereunder.

                  3.2.9 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding for all purposes upon all persons, including the Company, its shareholders, Employees, Participants and their estates and beneficiaries.

         3.3 Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, if such rules and regulations are applicable to the Company. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Directors and officers who fall within the definition of "officer" under Rule 16a-1(f) promulgated under the Exchange Act shall deliver to the Corporate Secretary of the Company an executed notice of his/her intention to sell Shares acquired directly or indirectly hereunder. Such notice, in which there shall be specified the number of Shares which are to be sold and the date such Shares were acquired, shall be provided at least one full business day in advance of the proposed date of sale.

ARTICLE 4.        SHARES AVAILABLE UNDER THE PLAN

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares reserved for issuance under this Plan shall be Five Hundred Thousand (500,000). Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and re-grant of an Option), or shall be forfeited, without, in either case, the Participant having realized any of the economic benefits of a shareholder (such as the receipt of dividends or other distributions paid on Shares of Restricted Stock), the Shares (including Restricted Stock) associated with such Awards shall again become available for Award under the Plan.

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         4.2 Shares of Restricted Stock Available Under the Plan. Subject to
adjustment as provided in Section 4.3, the number of Shares which may be the subject of Awards granted in the form of Restricted Stock is limited to a maximum of Two Hundred Fifty Thousand (250,000) Shares.

         4.3 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, stock dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, or other fundamental change in the corporate structure of the Company affecting the Shares, the Board may substitute or adjust the total number and class of Shares or other stock or securities which may be issued under the Plan, and the number, class and/or price of Shares subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without increasing, the value of any outstanding Awards; and further provided, that the number of Shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner so as not to constitute a "modification" within the meaning of section 424(h)(3) of the Code and only to the extent otherwise permitted by sections 422 and 424 of the Code.

ARTICLE 5.   ELIGIBILITY AND PARTICIPATION

         All Employees of the Company and its Subsidiaries are eligible to receive Awards under the Plan. In selecting Employees to receive Awards under the Plan, as well as in determining the number of Shares subject to, and the other terms and conditions applicable to, each Award, the Board shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees, their present and potential contribution to the success of the Company and their anticipated number of years of active service remaining with the Company or a Subsidiary.

ARTICLE 6.   STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Board may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs"), or a combination thereof.

         6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the

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number of Shares to which the Option relates and such other provisions as the
Board may determine which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

         6.3 Duration of Options. Each Option shall expire at such time as is determined by the Board at the time of grant ("Expiration Date"); provided, however, that no Option shall be exercised later than the tenth anniversary of its grant (fifth anniversary, in the case of an ISO granted to a Ten Percent Shareholder).

         6.4 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

         6.5 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by rendering Shares having a Fair Market Value at the time of exercise equal to the Option Exercise Price, (c) any other reasonable consideration that the Board may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this
Section 6.5. The Board may permit the cashless exercise of Options, subject to applicable securities law restrictions and the requirements of Regulation T promulgated by the Federal Reserve Board, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law; except that in the case of any Participant subject to Section 16(b) of the Exchange Act such cashless exercise of his or her Option may not occur within six months of the date of grant of such Option, to the extent such exercise during such six-month period would not be exempted from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 promulgated thereunder.

         6.6 Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

         6.7 Termination of Employment. If the employment of a Participant is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the employment of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the

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extent then outstanding Options of such Participant are exercisable, such
Options may be exercised by such Participant or such Participant's personal representative at any time prior to the Expiration Date of the Options or within 60 days after the date of such termination of employment, whichever is earlier. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (a) in the case of NQSOs, within two years after the date of Retirement and (b) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their Expiration Date. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time (x) in the case of NQSOs, within two years after the date of death or determination of Disability and (y) in the case of ISOs, within one year after the date of death or determination of Disability; provided, however that no such Options may be exercised on a date subsequent to their Expiration Date. In the event of the death of a Participant, the Option may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the deceased Participant's estate. In the event of the Disability of a Participant, the Option may be exercised by the Participant, or if such Participant is incapable of exercising the Option, by such Participant's legal representative.

ARTICLE 7.   RESTRICTED STOCK

         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price per share, if any, of Restricted Stock granted shall be determined by the Board, but shall not be less than the par value per Share.

         7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Board may determine and which are required by the Plan.

         7.3 Non-Transferability of Restricted Stock. Except as provided in this Article 7, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement.

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         7.4 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

         7.5 Forfeiture. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock shall be forfeitable, which may include, without limitation, the termination of a Participant's employment during the Restriction Period or the nonachievement of Performance Goals. Any such forfeited shares of Restricted Stock shall be immediately returned to the Company by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.

         7.6 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

                  "The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the ATG Inc. 1998 Stock Ownership Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of ATG Inc."

         7.7 Lapse of Restrictions Generally. Except as otherwise provided in this Article 7, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period, provided however, that if the restriction relates to the achievement of a Performance Goal, the Restriction Period shall not end until the Board has certified in writing that the Performance Goal has been meet. Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable Shares free from any and all restrictions under the Plan.

         7.8 Lapse of Restrictions Upon Change in Control. Upon a Change in Control, any restrictions and other Plan conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting

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requirements, shall lapse and such Shares shall thereafter be immediately transferable and nonforfeitable.

         7.9 Voting Rights: Dividends and Other Distributions. During the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall, unless the Board exercises its discretion as provided in Section 7.10, be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

         7.10 Treatment of Dividends. At the time shares of Restricted Stock are granted to a Participant, the Board may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions applicable to such shares, in which event such deferred dividends shall be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Board, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

         7.11 Termination of Employment. If the employment of a Participant is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the employment of a Participant is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such Shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything in the Plan to the contrary, except in the case of Restricted Stock for which a Performance Goal must be achieved, the Board may determine, in its sole discretion, in the case of any termination of a Participant's employment other than for Cause, that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and such Shares shall thereafter be immediately transferable and nonforfeitable.

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ARTICLE 8.        PERFORMANCE UNITS

         8.1 Grant of Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon certification in writing by the Board that the Performance Goals related thereto have been achieved.

         8.2 Performance Unit Agreement. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

         8.3 Performance Period. The period of performance ("Performance Period") with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Board, for the measurement of the extent to which Performance Goals are attained.

         8.4 Performance Goals. The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit, or Restricted Stock subject to a requirement that Performance Goals be achieved, shall be those objectives established by the Board as it deems appropriate, and which may be expressed in terms of, by way of illustration and not limitation, (a) earnings per Share, (b) Share price, (c) pre-tax profit, (d) net earnings, (e) return on equity or assets, (f) revenues or (g) any combination of the foregoing Performance Goals, in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary, a division or other operating unit of the Company. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Goals with respect to a Performance Period shall be established by the Board in order to comply with Rule 16b-3 under the Exchange Act and section 162(m) of the Code, as applicable.

         8.5 Termination of Employment. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall immediately terminate. In the case of termination of employment by reason of death, Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be payable in an amount equal to the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such termination of employment would have continued until the end of the Performance Period; provided,

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however, that if no maximum amount payable is specified in the Performance
Unit Agreement, the amount payable shall be such amount as the Board shall determine is reasonable.

         8.6 Payment Upon Change in Control. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and immediately payable in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Board shall determine is reasonable.

         8.7 Time and Manner of Payment of Performance Units. Subject to such terms and conditions as the Board may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Board, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash, (b) solely in Shares (valued at the Fair Market Value of the Shares on the date of payment) or (c) a combination of cash and Shares; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

         8.8 Designation of Beneficiary. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant's death before receiving any or all such payments. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Board or its designee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 9.        AMENDMENT, MODIFICATION AND TERMINATION

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         9.1 Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the adoption of the Plan by the Board, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards and the payment of all benefits in connection with Performance Unit Award has been made or (c) such other date as the Board may determine in accordance with Section 9.2.

         9.2 Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan. Without the approval of the shareholders of the Company (as may be required by section 162(m) of the Code, Section 16 of the Exchange Act and the rules promulgated thereunder, any national securities exchange or national market system on which the Shares are then listed, included or reported or a regulatory body having jurisdiction with respect hereto), however, no such amendment, modification or termination may:

                  9.2.1 materially increase the benefits accruing to Participants under the Plan;

                  9.2.2 increase the total amount of Shares which may be issued under the Plan, except as provided in Section 4.3;

                  9.2.3 materially modify the class of Employees eligible to participate in the Plan;

                  9.2.4    extend the term of the Plan; or

                  9.2.5 otherwise modify or add a material term of the Plan (as determined under section 162(m) of the Code and Proposed Treasury Regulation section 1.162-27).

         9.3 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 10.       NON -TRANSFERABILITY

         A Participant's rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with the provisions of Section 8.8; provided, however, that in the case of NQSOs, the Participant may, subject

                                      -15-
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to any restriction under Section 16(b) of the Exchange Act, if applicable, transfer the Options to the Participant's spouse, lineal descendants, trusts for their benefit or a charitable remainder trust of which the Participant or such family members referred to above are a beneficiary or beneficiaries.

ARTICLE 11.       NO GRANTING OF EMPLOYMENT RIGHTS

         Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall an Award under the Plan be construed as giving a Participant any right with respect to continuance of employment by the Company or any of its Subsidiaries. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant.

ARTICLE 12.       WITHHOLDING

         12.1 Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA and Medicare obligation) required by law to be then withheld by the Company with respect to any grant, exercise or payment made under or as a result of the Plan.

         12.2 Share Withholding. If the Company has a withholding obligation upon the issuance of Shares under the Plan, a Participant may, subject to the discretion of the Board, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law.

ARTICLE 13.       INDEMNIFICATION

         Except in relation to matters as to which the Board member was grossly negligent or engaged in willful misconduct, no member of the Board shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

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ARTICLE 14.       SUCCESSORS

         All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.       GOVERNING LAW

         To the extent not preempted by Federal law, the Plan and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflict of laws principles.

ARTICLE 16.       APPROVAL OF SHAREHOLDERS

         This Plan is effective as of the date of adoption by the Board (the "Effective Date") but is subject to the approval of the holders of a majority of the outstanding shares of the voting stock of the Company, which approval must occur no later than one year after the date of the adoption of this Plan by the Board. Any amendments to the Plan requiring shareholder approval must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Company.


Date Plan Adopted by Board of Directors:  February __, 1998

Date Plan Approved by Shareholders: _____________________

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